Exhibit 99.1

NEWS RELEASE

Contacts:	William A. Owen	Angie Yang/David Stankunas
	Chief Financial Officer	PondelWilkinson Inc.
	951.699.6991	310.279.5980
	wowen@outdoorchannel.com	ayang@pondel.com / dstankunas@pondel.com

OUTDOOR CHANNEL HOLDINGS REPORTS DOUBLE-DIGIT PERCENTAGE GAINS

IN TOTAL REVENUES FOR THE 2007 SECOND QUARTER

Temecula, California – August 9, 2007 – Outdoor Channel Holdings, Inc. (NASDAQ: OUTD) today reported increases in total revenues of 15.2 percent and 10.9 percent, respectively, for the three and six-month periods ended June 30, 2007.

Advertising revenue for the 2007 second quarter, which is generated from the sale of advertising time on Outdoor Channel, rose 19.2 percent to $6.8 million from $5.7 million in the prior-year period.  Reflecting growth in the subscriber base of the company’s national television network and contractual increases in subscriber fee rates, subscriber fees grew 10.0 percent to $4.8 million from $4.3 million in the 2006 second quarter. Total revenues from continuing operations rose 15.2 percent to $11.5 million from $10.0 million in the three months ended June 30, 2006.

Net income from continuing operations for the 2007 second quarter totaled $351,000, or $0.01 per diluted share, based on 26.2 million weighted average shares outstanding.  This compares with a net loss from continuing operations of $17,000 in the corresponding period a year ago, equal to $0.00 per diluted share, based on 24.8 million weighted average shares outstanding.

“We are pleased that our 2007 second quarter results reflect better-than-expected performance as we continue to execute on our new business strategy for the development of Outdoor Channel,” said Roger L. Werner, president and chief executive officer.  “With the sale of our gold prospecting-related division during the quarter, Outdoor Channel Holdings is now repositioned as a pure-play network with a simplified corporate structure.

“We have made significant progress positioning Outdoor Channel as America’s leader in outdoor TV,” Werner said.  “As part of this effort, we re-branded Outdoor Channel with a new, more contemporary look that better reflects our network’s national leadership in traditional outdoor programming.  I am particularly excited about our redesigned Web site, which now incorporates the company’s new broadband Internet channel, www.outdoorchannel.tv.  This Web launch is a major milestone that underscores our commitment to extend Outdoor Channel’s leadership across multiple platforms.  On the VOD front, we increased the number of hours available for viewing on-demand from 15 to over 25 and supplemented the offering with the addition of a select series of our best-in-class high definition programming.”

During the quarter, concurrent with the departure of two former board members, the company named Ajit M. Dalvi, David D. Kinley and Michael L. Pandzik, all with extensive cable industry experience, as newly appointed directors to the board of Outdoor Channel Holdings.

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“As we continue to make progress with our redefined business strategies, we remain fully focused on significantly expanding our distribution and subscriber base,” Werner said.  “Although progress is slower than originally expected, we continue to believe that we will complete negotiations for a number of distribution deals in the coming months.  I look forward to working closely with our new board, together with our strengthened management and sales team, to enhance the value of Outdoor Channel for our shareholders.”

For the year-to-date period, subscriber fee revenues increased 9.2 percent to $9.5 million from $8.7 million in the prior-year period.  Advertising sales rose 12.2 percent to $12.8 million from $11.4 million during the first half of 2006.  Total revenues grew 10.9 percent to $22.3 million from $20.1 million in the comparable 2006 six-month period.

Net income from continuing operations for the 2007 six-month period totaled $232,000, or $0.01 per diluted share, based on 25.8 million weighted average shares outstanding.  In the comparable 2006 period, the company recorded a net loss from continuing operations of $184,000, or $0.01 per diluted share, based on 24.6 million weighted average shares outstanding.

Investor Conference Call

Outdoor Channel Holdings’ management will host an investor conference call today, August 9, 2007, at 2:00 p.m. PDT (5:00 p.m. EDT) to review the company’s financials and operations for its 2007 second quarter ended June 30, 2007.  The call will be open to all interested investors through a live, listen-only audio Web broadcast via the Internet at www.outdoorchannelholdings.com and www.earnings.com.  For those who are not able to listen to the live broadcast, the call will be archived for one year at both Web sites.  A telephonic playback of the conference call also will be available through 5:00 p.m. PDT (8:00 p.m. EDT), Thursday, August 16, by calling 888-286-8010 (domestic) or 617-801-6888 (international) and using participant passcode 46580587.

About Outdoor Channel Holdings, Inc.

Outdoor Channel Holdings, Inc. owns and operates Outdoor Channel, America’s leader in outdoor TV.  The national network offers programming that captures the excitement of hunting, fishing, Western lifestyle, off-road motorsports, adventure and other outdoor lifestyles.  Outdoor Channel can be viewed on multiple platforms including high definition, video-on-demand, as well as on a dynamic new broadband web site (www.outdoorchannel.tv).  For more information about the company or Outdoor Channel, please visit www.outdoorchannelholdings.com or www.outdoorchannel.com.

Nielsen Media Research Universe Estimates for Outdoor Channel

Nielsen Media Research is the leading provider of television audience measurement and advertising information services worldwide.  Nielsen estimated that Outdoor Channel had approximately 29.9 million cable and satellite subscribers as of August 2007.  Please note that this estimate regarding Outdoor Channel’s subscriber base is made by Nielsen Media Research and is theirs alone and does not represent opinions, forecasts or predictions of Outdoor Channel Holdings, Inc. or its management. Outdoor Channel Holdings, Inc. does not by its reference above or distribution imply its endorsement of or concurrence with such information.

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Safe Harbor Statement

Statements in this news release that are not historical are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, including statements, without limitation, our expectations, beliefs, intentions, strategies regarding the future long-term value of the company resulting from the company’s current actions or strategic initiatives and the future anticipated value of Outdoor Channel to our audience, distributors and advertisers.  The company’s actual results could differ materially from those discussed in any forward-looking statements.  The company intends that such forward-looking statements be subject to the safe-harbor provisions contained in those sections.  Such statements involve significant risks and uncertainties and are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements.  Such factors include but are not limited to: (1) the company’s ability to grow the subscriber base of Outdoor Channel; (2) a decrease in operating results from offering launch support fees and other incentives to grow the subscriber base; (3) the triggering of a “most favored nations” clause with service providers from offering launch support fees and other incentives; (4) a decline in the number of viewers from having Outdoor Channel placed in unpopular cable or satellite packages, or increases in subscription fees, established by the service providers; (5) service providers discontinuing or refraining from carrying Outdoor Channel; and other factors which are discussed in the company’s filings with the Securities and Exchange Commission.  For these forward-looking statements, the company claims the protection of the safe harbor for forward-looking statements in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

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OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Revenues:
Advertising	$6,753	$5,663	$12,773	$11,385
Subscriber fees	4,775	4,341	9,524	8,724

Total revenues	11,528	10,004	22,297	20,109

Cost of services:
Programming	1,633	2,180	3,104	3,721
Satellite transmission fees	636	614	1,232	1,252
Production and operations	897	947	2,370	2,152
Other direct costs	17	42	55	96

Total cost of services	3,183	3,783	6,761	7,221

Other expenses:
Advertising	1,766	1,555	2,480	3,665
Selling, general and administrative	6,272	4,451	12,895	9,127
Depreciation and amortization	662	827	1,374	1,429

Total other expenses	8,700	6,833	16,749	14,221

Loss from operations	(355)	(612)	(1,213)	(1,333)

Interest expense	—	(76)	—	(153)

Other income	812	643	1,515	1,266

Income (loss) from continuing operations before income taxes	457	(45)	302	(220)

Income tax provision (benefit)	106	(28)	70	(36)

Income (loss) from continuing operations	351	(17)	232	(184)

Income (loss) from discontinued operations, net of tax	(7)	319	28	329

Net income	$344	$302	$260	$145

Basic earnings (loss) per common share data:
From continuing operations	$0.01	$—	$0.01	$(0.01)
From discontinued operations	$—	$0.01	$—	$0.01
Basic earnings per common share	$0.01	$0.01	$0.01	$0.01

Diluted earnings (loss) per common share data:
From continuing operations	$0.01	$—	$0.01	$(0.01)
From discontinued operations	$—	$0.01	$—	$0.01
Diluted earnings per common share	$0.01	$0.01	$0.01	$0.01

Weighted average number of common shares outstanding:
Basic	25,495	24,763	25,384	24,613
Diluted	26,242	24,763	25,758	24,613

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

	June 30, 2007	December 31, 2006
	(Unaudited)	(As restated)
Assets
Current assets:
Cash and cash equivalents	$18,689	$14,226
Investment in available-for-sale securities	47,747	42,144
Accounts receivable, net of allowance for doubtful accounts of $200 and $180	7,677	6,816
Other current assets	4,407	6,422
Assets of discontinued operations	—	1,344
Total current assets	78,520	70,952

Property, plant and equipment, net	11,985	12,445
Goodwill and amortizable intangible assets, net	44,998	45,277
Deferred tax assets, net	10,896	10,956
Deposits and other assets	2,170	2,101
Assets of discontinued operations	—	3,390

Totals	$148,569	$145,121

Liabilities and Stockholders’ Equity

Current liabilities of continuing operations	$3,897	$3,770
Long-term liabilities of continuing operations	356	388
Liabilities of discontinued operations	—	1,825
Total liabilities	4,253	5,983

Total stockholders’ equity	144,316	139,138
Totals	$148,569	$145,121

Note:             Because of a correction in the accounting for the company’s assumption of certain options to acquire common shares of The Outdoor Channel, Inc. that were outstanding on September 8, 2004 when we completed its acquisition, as more fully detailed in the company’s Form 10-Q for the quarterly period ended June 30, 2007 filed with the Securities and Exchange Commission on August 9, 2007, total assets, additional paid-in capital, accumulated deficit and total stockholders’ equity as of December 31, 2006, have been restated as follows:

	As Previously
	Reported	As Restated	Change
Total assets	$147,957	$145,121	$(2,836)
Additional paid-in capital	164,589	165,779	1,190
Accumulated deficit	(22,689)	(26,715)	(4,026)
Total stockholders’ equity	141,974	139,138	(2,836)